Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: investorrelations@cree.com

Cree Reports Record Quarterly Revenue and Net Income for the Second Quarter of
Fiscal Year 2010

Quarterly Revenue increased 35% year-over-year to $199 Million
Quarterly Net Income was $33.8 Million

DURHAM, N.C., January 19, 2010 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced record revenue of $199.5 million for its second quarter of fiscal 2010, ended December 27, 2009.  This represents a 35% increase compared to revenue of $147.6 million reported for the second fiscal quarter last year and an 18% increase compared to the first quarter of fiscal 2010.  GAAP net income for the second quarter increased 216% year-over-year to $33.8 million, or $0.32 per diluted share, compared to GAAP net income of $10.7 million, or $0.12 per diluted share, for the second quarter of fiscal 2009. On a non-GAAP basis, net income for the second quarter of fiscal 2010 increased 126% year-over-year to $40.2 million, or $0.38 per diluted share, compared to non-GAAP net income for the second quarter of fiscal 2009 of $17.8 million or $0.20 per diluted share.

“We continued to execute very well in Q2, as we delivered record revenue and net income,” stated Chuck Swoboda, Cree Chairman and CEO.  “LED lighting adoption continues to gain momentum and our near term focus is on factory execution and capacity expansion.  Our strong balance sheet further enhances our leadership position and supports our mission of leading the LED lighting revolution.”

Q2 2010 Financial Metrics:

	Second Quarter (in thousands, except per share amounts)
	2010	2009	Change
Net revenue	$199,475	$147,623	$51,852	35%
GAAP
Gross Margin	47.2%	38.3%
Operating Margin	23.1%	7.8%
Net Income	$33,786	$10,696	$23,090	216%
Earnings per diluted share	$ 0.32	$ 0.12	$ 0.20	167%
Non-GAAP
Gross Margin	47.5%	38.9%
Operating Margin	27.6%	14.0%
Net Income	$40,202	$17,769	$22,433	126%
Earnings per diluted share	$ 0.38	$ 0.20	$ 0.18	90%

»	Cash and investments increased $65.6 million from Q1 of fiscal 2010 to $954.1 million.

»	Cash flow from operations was $21.5 million. Free cash flow (cash flow from operations less capital expenditures) was ($19.9) million as we spent $41.4 million on capital expenditures.

»	Accounts receivable (net) increased $20.3 million from Q1 of fiscal 2010 to $113.4 million, resulting in days sales outstanding of 51, an increase of 1 day from Q1 of fiscal 2010.

»	Inventory (net) increased $7.3 million from Q1 of fiscal 2010 to $93.3 million and represents 80 days of inventory, a decrease of 1 day from Q1 of fiscal 2010.

Recent Business Highlights:

»	Awarded $39 million in tax credits as part of the American Recovery and Reinvestment Act to support our investment to build energy efficient LED lighting

»	Announced that Cree LED lamps have been selected for an initial deployment in approximately 650 Walmart stores

»	Set a new standard for indoor LED lighting with the XLamp® MX-6 LED, the industry’s first lighting-class PLCC LED

»	Demonstrated an A-lamp LED light bulb with the highest lumen output and efficacy reported in the industry

»	Achieved industry-best reported R&D results of 186 lumens per watt from a white high-power LED

»	Purchased a facility for manufacturing expansion in Huizhou, China

Business Outlook:

For its third quarter of fiscal 2010 ending March 28, 2010, Cree targets revenue in a range of $215 million to $225 million with GAAP net income of $37 million to $40 million, or $0.35 to $0.37 per diluted share.  Non-GAAP net income is targeted to increase quarter-over-quarter to $44 million to $47 million, or $0.41 to $0.44 per diluted share, based on an estimated 107.5 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.02 per diluted share, and stock-based compensation expense of $0.04 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal second quarter 2010 results and the fiscal third quarter 2010 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through February 2, 2010.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics”, “Quarter ending December 27, 2009”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor solutions for backlighting, wireless and power applications.

Cree’s product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, electronic signs and signals, variable-speed motors and wireless communications.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that, due to the complexity of our manufacturing processes, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; ongoing uncertainty in global economic conditions that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments, in response to tight credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting products; our ability to lower costs; increasing price competition in key markets; risks associated with the ramp-up of production of our new products, as well as production at our new Huizhou facility; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2009, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo and XLamp are registered trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Revenue, net	$199,475	$147,623	$368,605	$288,001

Cost of revenue, net	105,405	91,127	200,757	182,142

Gross profit	94,070	56,496	167,848	105,859
Gross margin percentage	47.2%	38.3%	45.5%	36.8%

Operating expenses:
Research and development	19,325	18,441	39,499	35,716
Sales, general and administrative	25,560	21,843	49,173	44,761
Amortization of acquisition related intangibles	3,045	4,062	6,090	8,124
Loss on disposal or impairment of long-lived assets	110	645	403	1,050
Total operating expenses	48,040	44,991	95,165	89,651

Operating income	46,030	11,505	72,683	16,208
Operating income percentage	23.1%	7.8%	19.7%	5.6%

Non-operating income:
Gain on sale of investments, net	1	53	1	65
Interest and other non-operating income, net	1,960	2,356	3,721	5,314
Income from operations before income taxes	47,991	13,914	76,405	21,587

Income tax expense	14,205	3,218	21,593	4,972
Net income	$33,786	$10,696	$54,812	$16,615

Diluted earnings per share:
Net income	$0.32	$0.12	$0.55	$0.19

Weighted average shares of common
stock outstanding, diluted	106,607	88,511	99,836	88,619

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 27,	June 28,
	2009	2009
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$939,244	$417,653
Accounts receivable, net	113,389	103,035
Inventory, net	93,319	78,841
Income taxes receivable	1,526	1,526
Deferred income taxes	11,017	10,022
Prepaid expenses and other current assets	21,933	18,359
Total current assets	1,180,428	629,436

Property and equipment, net	365,915	320,110
Long-term investments	14,845	29,557
Intangible assets, net	109,813	113,328
Goodwill	313,564	304,791
Other assets	5,772	7,345
Total assets	$1,990,337	$1,404,567

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$55,969	$38,770
Accrued salaries and wages	21,458	16,732
Income taxes payable	2,025	8,139
Deferred income taxes	458	122
Other current liabilities	18,543	7,868
Contingent payment due related to LLF acquisition	8,773	-
Contingent payment due related to COTCO acquisition	-	57,050
Total current liabilities	107,226	128,681

Long-term liabilities:
Deferred income taxes	43,869	42,752
Other long-term liabilities	8,386	8,386
Total long-term liabilities	52,255	51,138

Shareholders' Equity:
Common stock	132	112
Additional paid-in-capital	1,407,941	857,383
Accumulated other comprehensive income, net of taxes	11,954	11,236
Retained earnings	410,829	356,017
Total shareholders' equity	1,830,856	1,224,748
Total liabilities and shareholders' equity	$1,990,337	$1,404,567

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, and free cash flow.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included with this press release.

These non-GAAP measures are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree’s results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures,  enhance investors’ and management’s overall understanding of the company’s current financial performance and the company’s prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, Cree’s management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing. Cree’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company’s financial results.

As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.

Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree’s prior acquisitions and have no direct correlation to the current operating results of Cree’s business.

Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with all of the foregoing.

In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008

GAAP Gross Profit	$94,070	$56,496	$167,848	$105,859
GAAP Gross Margin	47.2%	38.3%	45.5%	36.8%
Adjustment:
Stock-based compensation expense	729	883	1,554	2,185
Non-GAAP Gross Profit	$94,799	$57,379	$169,402	$108,044
Non-GAAP Gross Margin	47.5%	38.9%	46.0%	37.5%

	Three Months Ended		Six Months Ended
	December 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008

GAAP operating income	$46,030	$11,505	$72,683	$16,208
GAAP operating income percentage	23.1%	7.8%	19.7%	5.6%
Adjustments:
Stock-based compensation expense	6,069	5,109	11,681	10,542
Amortization of acquisition-related intangible assets	3,045	4,062	6,090	8,124
Total adjustments to GAAP operating income	9,114	9,171	17,771	18,666
Non-GAAP operating income	55,144	20,676	90,454	34,874
Non-GAAP operating income percentage	27.6%	14.0%	24.5%	12.1%

	Three Months Ended		Six Months Ended
	December 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008

GAAP net income	$33,786	$10,696	$54,812	$16,615
Adjustments:
Stock-based compensation expense	6,069	5,109	11,681	10,542
Amortization of acquisition-related intangible assets	3,045	4,062	6,090	8,124
Total adjustments to GAAP income before provision
for income taxes	9,114	9,171	17,771	18,666
Income tax effect	(2,698)	(2,098)	(5,022)	(4,338)
Non-GAAP net income	40,202	17,769	67,561	30,943
Diluted net income per share:
GAAP net income	$0.32	$0.12	$0.55	$0.19
Non-GAAP	$0.38	$0.20	$0.68	$0.35
Shares used in diluted net income per share calculation:
GAAP net income	106,607	88,511	99,836	88,619
Non-GAAP	106,607	88,511	99,836	88,619

	Three Months Ended		Six Months Ended
	December 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008

Free Cash Flows
Cash flow from operations	$21,511	$40,789	$82,699	$84,740
Less: PP&E CapEx spending	41,437	17,566	61,826	31,266
Total Free Cash Flows	$(19,926)	$23,223	$20,873	$53,474

CREE, INC.
Additional Financial Information
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008
Stock-Based Compensation Expense
Cost of sales	$729	$883	$1,554	$2,185

Research and development	1,388	1,247	2,652	2,693
Sales, general and administrative	3,952	2,979	7,475	5,664
Total stock-based compensation in operating expense	5,340	4,226	10,127	8,357

Total Stock-Based Compensation Expense	$6,069	$5,109	$11,681	$10,542

	December 27, 2009	June 28, 2009
Cash, Cash Equivalents and Investments
Cash and cash equivalents	$482,557	$290,154
Short term investments	456,687	127,499
Long term investments	14,845	29,557
Total Cash, Cash Equivalents and Investments	$954,089	$447,210